Exhibit 10.3

Processing Consignment Contract

Consignor: Yikoule Catering Distribution and Delivery Co., Ltd. (hereinafter shortened as Party A)
Consignee: Fujian Zhangzhou YiBiYi Food Co., Ltd. (hereinafter shortened as Party B)

Whereas, Party A consigns Party B for the processing of preserved fruits products, this Contract on consigned processing is hereby signed by and between the Parties upon agreement reached through negotiation in a view to safeguarding the mutual benefits of both Parties, with terms and conditions as follows.

Article 1 Content of processing consigned

Party A consigns Party B for the processing of series of products, whereas Party A shall set forth and notify Party B of the quantity, model (or development information), standard, and quality of products to be processed, and both Parties shall discuss on prices and specify such on P/Os additionally.

Article 2 Obligations of Party A

Party A shall
1. consign Party B for processing of products demanded quarterly according to production schedule;
2. provide Party B with all legal documents related to Party A’s production consignment formalities, trademark registrar, power of attorney, and legal evidences for the legal ownership of commercial secrets;
3. provide Party B with information concerning the model, quantity, technical specifications & requirements and dates of delivery, of the products to be processed;
4. be entitled to carry out inspections and supervisions over the production standards and product quality, and give appropriate comments and suggestions accordingly, and receive and accept goods as per the confirmed samples;
5. receive and accept goods as per confirm on the samples and standards agreed upon by both Parties; and
6. Both Parties shall keep all commercial secrets in strict confidential.
- All trademarks, pictures, drawings and diagrams on the aforementioned products to be processed shall remain the property of Party A, on which Party B may not produce or provide to any other party;
- Party A may not provide to any other manufacturer any of the samples designed and manufactured by Party B.

Article 3 Obligations of Party B

Part B shall
1. carry out consigned processing in strict accordance with the content and requirements of consignments;
2. be responsible for the purchase, acceptance inspection, and supply of raw materials, and carry out such on the quality standards set forth by Party A;

3. maintain rigid management over the trademarks, packaging stuff and printed materials supplied by Party A and, where inferior management of Party B causes any loss of Party A’s trademarks, ornaments or packaging stuff, Party B shall solely bear the consequences;
4. never use any of the models provided by Party A into the production of other trademarks;
5. keep Party A’s commercial secrets in strict confidential;
6. ensure Three Guarantees over all products processed on pertinent national standards the Three Guarantees for products.

Article 4 Mode of payment and place of delivery:

Party A shall after confirming on the models, quantities and standards of processing sign with Party B Consigned Processing Notices, and pay Party B 30% over total amounts within one (1) week thereafter, and make full payment of balance after acceptance of Party B’s delivery and confirmation of the financial department. The place of delivery shall be Party A’s warehouse.

Article 5 Standards for acceptance inspection

Both Parties shall discuss and agree on samples for all models before placing any P/O, upon which along with the supervision requirements as may be raised by the quality director in the course of production (such requirements being in written form), and Party A shall carry out acceptance inspection within three (3) days after Party B’s delivery at the designated place.

Article 6 Breach of contract

1. Where Party B fails to make delivery on time required by Party A, Party B shall be liable for a default fine at 1% over total prices of the goods on that batch on a daily basis; Where Party A fails to receive the goods as per requirements of Contract, Party B is entitled to withhold deposit paid by Party A.

2. Where Party B carries out manufacturing or sales of Party A’s products, packaging stuff or printing materials without authorization, in relation to the quantity of such production or sales, Party B shall pay Party A a default fine of RMB 500,000.00 (in word, renminbi FIVE HUNDRED THOUSAND yuan only), and be held liable according to law.

3. Where either Party breaches any of other terms and conditions agreed hereof in the Contract, the breaching Party shall be liable to a default fine at 30% over the prices of the goods on that batch.

Party A: (Company Seal and Signature /s/ Li Hong)	Party B: (Company Seal &

Xiamen Yikoule Catering Distribution	Signature /s/ Yan Qingsheng)

and Delivery Co., Ltd.	Zhangzhou YiBiYi Food Co., Ltd.

Date: Aug 17, 2008	Aug 17, 2008